Exhibit 99.1

NewAge, Inc. Announces Receipt of Nasdaq Notification Regarding Minimum Bid Price Deficiency

SALT LAKE CITY, February 25, 2022 – NewAge, Inc. (Nasdaq: NBEV), a direct-to-consumer (D2C) healthy products company, today announced that it has received a written notification from the Nasdaq Stock Market LLC (“Nasdaq”) on February 24, 2022, indicating that NewAge, Inc. (the “Company”) is not in compliance with the $1.00 closing bid price requirement under the Nasdaq Listing Rule 5550(a)(2).

Listing Rule 5810(c)(3)(A) provides that a failure to meet the minimum bid price requirement exists if the deficiency continues for a period of 30 consecutive business days. Based on the closing bid price of the Company’s common shares for the 30 consecutive business days from January 11, 2022 to February 23, 2022, the Company no longer met the minimum bid price requirement.

The Nasdaq notification does not result in the immediate delisting of the Company’s common stock, and NewAge’s common stock will continue to trade uninterrupted on the Nasdaq Capital Market under the symbol “NBEV.” The Company’s business operations are not affected by the receipt of the notification letter.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided 180 calendar days, or until August 23, 2022, to regain compliance with the minimum bid price requirement, during which time the Company’s common shares will continue to trade on the Nasdaq Capital Market. To regain compliance, the Company’s common shares must have a closing bid price of at least $1.00 for a minimum of 10 consecutive trading days. In the event the Company does not regain compliance by the initial deadline, the Company may be eligible for additional time to regain compliance or may face delisting.

The Company intends to monitor the closing bid price of its common shares and may, if appropriate, consider implementing available options, including, but not limited to, implementing a reverse stock split, to regain compliance with the minimum bid price requirement under the Nasdaq Listing Rules.

About NewAge, Inc.

NewAge is a purpose-driven company dedicated to inspiring the planet to Live Healthy™. NewAge commercializes a portfolio of healthy products worldwide through primarily a direct-to-consumer (D2C) route to market distribution system across more than 50 countries. The company competes in three major category platforms including health and wellness, inner and outer beauty, and nutritional performance and weight management — through a network of exclusive independent Brand Partners, empowered with the leading social selling tools and technology available worldwide. More information on the Company can be found at NewAgeGroup.com.

NewAge, Inc.

Forward Looking Statements

This press release contains forward-looking statements that are made under the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are any statement reflecting management’s expectations regarding future results of operations, economic performance, and financial condition. The forward-looking statements are based on the assumption that operating performance and results will continue in line with historical results. Management believes these assumptions to be reasonable, but there is no assurance they will prove to be accurate. Forward-looking statements, specifically those concerning future plans relating to stock price including a potential reverse stock split, are subject to certain risks and uncertainties, and actual results may differ materially. NewAge competes in a rapidly growing and transforming industry, and risk factors, including those disclosed in the Company’s filings with the Securities and Exchange Commission, might affect the Company’s operations. Unless required by applicable law, the Company undertakes no obligation to update or revise any forward-looking statements.

Contact:

Investors

NewAge, Inc.

Lisa Mueller

VP, Investor Relations

ir@newage.com